                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Opinion Research Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         OPINION RESEARCH CORPORATION




                                23 ORCHARD ROAD
                          SKILLMAN, NEW JERSEY 08558


                     ____________________________________

                                   NOTICE OF



                                ANNUAL MEETING



                                      AND



                                PROXY STATEMENT

                     ____________________________________





                        ANNUAL MEETING OF STOCKHOLDERS


                                 June 9, 1998

                         OPINION RESEARCH CORPORATION
                                23 ORCHARD ROAD
                          SKILLMAN, NEW JERSEY  08558
                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 9, 1998
                                _______________

     The Annual Meeting of Stockholders of Opinion Research Corporation (the "Company") will be held on Tuesday, June 9, 1998 at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, for the following purposes:

     1. To elect two Directors to serve until the 2001 Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified.

     2. To amend the 1997 Stock Incentive Plan to increase the number of shares available thereunder for grant from 875,000 to 1,125,000 and to revise the date of grant of formula options for directors who are not employees from the date of the annual meeting to January 2 of each year.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

     4. To transact such other business as may properly come before the Meeting or any adjournment or posponement thereof.

     The close of business on May 5, 1998 has been fixed as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997, is also enclosed.

                              By order of the Board of Directors

                                    JOHN F. SHORT
                                      Secretary

April 28, 1998

                                   IMPORTANT
-------------------------------------------------------------------------------
A Proxy Statement and proxy are submitted herewith. All stockholders are to complete and mail the proxy promptly. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the Meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your shares be voted.
-------------------------------------------------------------------------------

                         OPINION RESEARCH CORPORATION


                                23 ORCHARD ROAD
                          SKILLMAN, NEW JERSEY  08558


                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Opinion Research Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 9, 1998, at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are first being mailed to stockholders on or about May 1, 1998.

     The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the approval of an amendment to the Opinion Research Corporation 1997 Stock Incentive Plan (the "Plan"), and "FOR" the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending December 31, 1998. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on May 5, 1998, the record date, the Company had outstanding 4,193,889 shares of its common stock, par value $.01 per share (the "Common Stock"). On each matter voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which stockholders are entitled to cast in the election of directors, on the approval of an amendment to the Plan and on the selection of Ernst & Young LLP as the company's independent auditors will constitute a quorum as to each such matter. Each of those matters requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of any voting class of the Common Stock at the close of business on February 28, 1998. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

NAME AND ADDRESS                             AMOUNT            PERCENT
OF BENEFICIAL OWNER                     BENEFICIALLY OWNED     OF CLASS
-------------------                     ------------------     --------
Michael R. Cooper (1)(2)(3)(4)(5)           1,100,072            24.84
23 Orchard Road
Skillman, NJ  08558

John F. Short (4)(5)(7)(8)                    601,236            13.90
23 Orchard Road
Skillman, NJ  08558

Cumberland Associates (6)                     587,000            14.00
1114 Avenue of the Americas
New York, New York 10036

NAME AND ADDRESS                                AMOUNT           PERCENT
OF BENEFICIAL OWNER                        BENEFICIALLY OWNED    OF CLASS
-------------------                        ------------------    --------
Goldman Sachs Equity (6)                        547,800            13.06
Portfolios, Inc. on Behalf of
GS Small Cap Equity Fund
32 Old Slip, 34th Floor
New York, NY  10005

Gruber & McBaine (6)                            280,600             6.69
Capital Management
50 Osgood Place
San Francisco, CA  94133

David Gitlin & Clifford D. Schlesinger (9)      250,530             5.97
Packard Building, Twelfth Floor
SE Corner 15th & Chestnut Streets
Philadelphia, PA 19102

_____________________
(1) Includes 110,000 shares held in trusts established by Dr. Cooper for the benefit of his children, with Dr. Cooper's wife as one of the co-trustees. The trustees have entered into a voting trust agreement with Dr. Cooper pursuant to which Dr. Cooper serves as the voting trustee of the Trust Shares.

(2) Includes 347,379 shares over which Dr. Cooper has sole voting power pursuant to a Management Voting Trust, but which are beneficially owned by seven other employees of the Company and one non-employee.

(3) Includes 101,000 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(4) Includes 234,583 and 131,375 shares subject to exercisable options beneficially owned by Dr. Cooper and Mr. Short, respectively.

(5) Does not include 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

(6) Based solely on the review of Schedules 13G filed with the Securities and Exchange Commission (the "SEC").

(7) Includes 310,625 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(8) Includes 100,236 shares held subject to the Management Voting Trust, over which Dr. Cooper has sole voting power.

(9) Consists of 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers during 1997 and by all directors and executive officers of the Company as a group, at the close of business on February 28, 1998. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

          NAME OF                              AMOUNT           PERCENT
       BENEFICIAL OWNER                  BENEFICIALLY OWNED     OF CLASS
       ----------------                  ------------------     --------
       Michael R. Cooper (1)(2)(3)(4)(5)    1,100,072            24.84

       John F. Short (4)(5)(7)                601,236            13.90

       James C. Fink (4)(6)                   144,766             3.44

       James T. Heisler (4)(6)                104,357             2.48

       Gregory C. Ellis                        93,333             2.22

       Stephen A. Greyser (4)                  51,250             1.21

       Lenard B. Tessler                       18,400                *

       George G. Gordon (4)                     9,667                *

       Derek B. Smith                           7,000                *

       All Directors and executive
       officers as a group (13 persons) (8) 1,695,656            36.34

       ___________________
       *  Denotes less than one percent of applicable class.

(1) Includes 110,000 shares held in trusts established by Dr. Cooper for the benefit of his children, with Dr. Cooper's wife as one of the co-trustees. The trustees have entered into a voting trust agreement with Dr. Cooper pursuant to which Dr. Cooper serves as the voting trustee of the Trust Shares.

(2) Includes 347,379 shares over which Dr. Cooper has sole voting power pursuant to a Management Voting Trust, but which are beneficially owned by seven other employees of the Company and one non-employee.

(3) Includes 101,000 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(4) Includes options exercisable as of February 28, 1998 for each of the named executives and directors: Dr. Cooper - 234,583; Mr. Short - 131,375; Dr. Fink - 9,000; Dr. Heisler - 9,000; Professor Greyser - 38,750; Dr. Gordon - 6,667; Mr. Ellis - 13,333.

(5) Does not include 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

(6) The shares held by each of these executive officers of the Company are either held in the Company's Retirement Plan, over which Mr. Short has sole voting power, or are held subject to the Management Voting Trust, which grants Dr. Cooper sole voting power.

(7) Includes 310,625 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(8) The 495,781 shares beneficially owned by the executive officers of the Company and held pursuant to the Management Voting Trust or the Company's Retirement Plan are included only once in the total.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company's review of the SEC copies of these reports received by it, the Company believes that all filings, required to be made by the reporting persons for the period January 1, 1997, through December 31, 1997, were made on a timely basis.

                            MANAGEMENT COMPENSATION


SUMMARY COMPENSATION TABLE

  The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers. It should be noted that the awards of options for the year ended December 31, 1995, as reflected in the table below, include the effect of repricing certain options as discussed under "Options Repriced" on page 10.

                                                                          Long-Term Compensation
                                       Annual Compensation                         Awards
                                  -------------------------------------   ----------------------------
                                                           Other Annual   Restricted    Shares Subject         All Other
Name and Principal                 Salary   Bonus          Compensation      Stock         to Options         Compensations
    Position                 Year   ($)      ($)                ($)       Award(s)($)          (#)              ($) (5)
-------------------          ----  ------   -----          ------------   -----------    --------------      --------------
Michael R. Cooper            1997  390,000  162,500 (1)               0             0           235,417 (3)          91,000 (6)
Chairman, President          1996  390,000  250,000 (1)               0             0            50,000             100,822
and CEO                      1995  330,000        0                   0             0           151,250 (4)          74,073

John F. Short                1997  260,000  116,000                   0                         138,542 (3)          42,939 (7)
Vice Chairman                1996  259,135  140,000                   0             0            30,000              40,636
and CFO                      1995  235,000        0                   0             0            81,375 (4)          25,420

995  235,000
Gregory C. Ellis             1997  190,962  100,000                   0             0            60,000                   0
Chief Operating          (2) 1996  175,000   60,000                   0             0                 0                   0
Officer                      1995        0        0                   0             0                 0                   0

James T. Heisler             1997  155,577   15,000                   0             0            11,667 (3)           1,279 (8)
Exec. Vice President         1996  169,510        0                   0             0                 0               1,260
                             1995  145,962   27,269                   0             0             2,500               1,095

James C. Fink                1997  155,000   45,000                   0             0            11,667 (3)               0
Exec. Vice President         1996  154,798        0                   0             0                 0                   0
                             1995  144,000        0                   0             0             2,500                   0

(1) Consists of company payments on behalf of named executive under the Opinion Research Corporation Deferred Compensation Plan.

(2) Became an executive of the Company in October, 1995. Data prior to 1996 is not applicable.

(3) Includes options issued in 1993 and 1994 that were canceled and reissued in December 1997. The reissued options retained all the original attributes except for expiration dates which are six years from the date of grant for options initially granted in 1993 and seven years for those options originally granted in 1994. All reissued options have an exercise price equal to or greater than the market value of the stock on the date of grant. The number of reissued options for each named executive were: Dr. Cooper - 145,417; Mr. Short - 78,542; Dr. Fink - 8,167 and Dr. Heisler - 8,167

(4) Includes options issued in 1993 that were repriced in 1995 as follows: Dr. Cooper - 93,750 options; Mr. Short - 46,875 options.

(5) During 1995, the Company entered into certain agreements with trusts established for the benefit of the children of Dr. Cooper and Mr. Short. Under these agreements, the Company pays certain premiums on life insurance policies on the officers, to which the trusts are the beneficiaries. The Company is entitled to the repayment of the premiums paid on these insurance policies upon maturity. The premiums paid on behalf of Dr. Cooper and Mr. Short by the Company were $77,202 and $37,143 in 1997, $82,311 and $37,142 in 1996, and $41,441 and $17,284 in 1995, respectively.

(6) Consists of Company payments on behalf of the named executive of $4,062 to cover the premiums payable on supplemental disability and life insurance policies, $7,487 reimbursed medical expenses, and a $2,250 Company match under the Company's Defined Contribution Plan.

(7) Consist of Company payments on behalf of the named executive of $3,546 to cover the premiums payable on supplemental disability and life insurance policies and a $2,250 Company match under the Company's Defined Contribution Plan.

(8) Consists of a Company match under the Company's Defined Contribution Plan for each named executive.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Plan to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers. The Company does not have any plans pursuant to which stock appreciation rights ("SARs") may be granted.

                             OPTION GRANTS IN 1997
                             ---------------------

                                                                                           Potential Realizable Value
                                                                                           at Assumed Annual Rates of
                                                                                            Stock Price Appreciation
                                 Individual Grants                                            for Option Terms (1)
                      --------------------------------------------                      ---------------------------------
                                         % OF TOTAL
                                          OPTIONS
                                         GRANTED TO      EXERCISE OR
                         OPTIONS         EMPLOYEES       BASE PRICE       EXPIRATION
NAME                   GRANTED (#)          1997           ($/SH)*           DATE              5%              10%
----                  ------------    --------------   -------------   --------------   ----------------    -------------
Michael R. Cooper            93,750  (2)     15.8%          5.875            12/1/03         61,684             258,877
                                833  (2)       .1%          8.000            12/1/03            548               2,300
                             50,000  (3)      8.4%          6.750            12/1/04         49,231             181,250
                                833  (3)       .1%          5.750            12/1/04            820               3,020
                             90,000  (4)     15.1%          4.875            12/1/04         88,615             326,250

John F. Short                46,875  (2)      7.9%          5.875            12/1/03         30,824             129,439
                                833  (2)       .1%          8.000            12/1/03            548               2,300
                             30,000  (3)      5.0%          6.750            12/1/04         29,538             108,750
                                833  (3)       .1%          5.750            12/1/04            820               3,020
                             60,000  (4)     10.1%          4.875            12/1/04         59,077             217,500

Gregory C. Ellis             10,000  (4)      1.7%          5.000            6/30/04          9,846              36,250
                             50,000  (4)      8.4%          4.875            12/1/04         49,231             181,250

James C. Fink                   833  (2)       .1%          8.000            12/1/03            548               2,300
                              6,500  (3)      1.1%          8.000            12/1/04          6,400              23,562
                                833  (3)       .1%          5.750            12/1/04            820               3,020
                              3,500  (4)       .6%          5.000            6/30/04          3,446              12,687

James T. Heisler                833  (2)       .1%          8.000            12/1/03            548               2,300
                              6,500  (3)      1.1%          8.000            12/1/04          6,400              23,562
                                833  (3)       .1%          5.750            12/1/04            820               3,020
                              3,500  (4)       .6%          5.000            6/30/04          3,446              12,687

*All options have an exercise price equal to or greater than the market price of the Common Stock on the date of grant.

(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) These options were originally granted in 1993. They were canceled and reissued in December 1997 retaining all attributes except expiration date. These options are fully exercisable and expire 12/1/03.

(3) These options were originally granted in 1994. They were canceled and reissued in December 1997 retaining all attributes except expiration date. These options are fully exercisable and expire 12/1/04.

(4) These Options become exercisable according to the following schedule: one-third on each of the next three anniversaries of the grant date.

STOCK OPTION EXERCISES AND HOLDINGS


     The following table sets forth information related to options exercised during 1997 by the Company's Chief Executive Officer and by each of the Company's other four most highly compensated executive officers during 1997 and the number and value of options held at December 31, 1997, by such individuals. The Company does not have any plan pursuant to which SARs may be granted.

                      AGGREGATED OPTION EXERCISES IN 1997
                    and Option Values at December 31, 1997
                    --------------------------------------

                                                              Number of                        Value of
                             Shares         Value       Unexercised Options at           Unexercised Options at
                           Acquired On     Realized        Dec. 31, 1997 (#)               Dec. 31, 1997 ($)
                                                     -----------------------------     ------------------------------
Name                    Exercise (#)        ($)       Exercisable   Unexercisable       Exercisable    Unexercisable
-----                  ---------------  -----------  -------------  --------------     -------------  ---------------
Michael R. Cooper             0              0          234,583         106,667              0               66,263

John F. Short                 0              0          131,375          70,000              0               45,008

Gregory C. Ellis              0              0           13,333          66,667              0                6,668

James C. Fink                 0              0            9,000           3,500              0                  874

James T. Heisler              0              0            9,000           3,500              0                  874

STOCK OPTIONS REPRICING

The following table provides information related to the repricing of certain options held by executive officers of the Company which occurred during the year ended December 31, 1995. Such repricing is the only instance since becoming a publicly traded company (October 26, 1993) in which the exercise price of any option granted to executive officers of the Company has been repriced. The Company has never granted, and thus has never repriced, any stock appreciation rights.


                           TEN-YEAR OPTIONS/REPRICING
                           --------------------------

                                                      Market Price      Exercise                     Length of
                                        Number of     of Stock at       Price at                      Original
                                        Options/        Time of          Time of                    Option Term
                                       Repriced or    Repricing or    Repricing or        New       Remaining at
                                         Amended       Amendment       Amendment       Exercise       Date of
                                                                                         Price      Repricing or
          Name                Date         (#)            ($)              ($)            ($)        Amendment
          ----                ----         ---            ---              ---            ---       ----------
Michael R. Cooper           12/31/95      93,750         5.875             8.00          5.875        58 months
Chairman, President and
 CEO

John F. Short               12/31/95      46,875         5.875             8.00          5.875        58 months
Vice Chairman and CFO

EMPLOYMENT AGREEMENTS


     Dr. Cooper is in the second of a five year employment agreement with the Company that commenced on November 1, 1996. The agreement provides for an annual salary of $390,000, subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. In addition, Dr. Cooper is eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreement provides that in the event Dr. Cooper's employment is terminated by the Company without cause or he terminates the employment for cause (as defined therein), in addition to his compensation through the date of such termination, Dr. Cooper is to receive an immediate cash payment equal to five times his annual base compensation.


     Mr. Short is in the second year of a three year employment agreement with the Company that commenced on November 1, 1996. The agreement provides for an annual salary of $260,000 subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. In addition, Mr. Short is eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreements provide that in the event the executive's employment is terminated by the Company without cause or the executive terminates the employment for cause (as defined therein), in addition to his compensation through the date of such termination, the executive is to receive an immediate cash payment equal to three times his annual base compensation.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                (PRINCIPAL OFFICERS) ON EXECUTIVE COMPENSATION


COMPENSATION PHILOSOPHY AND COMPONENTS

     The Company continues to adhere to a strong direct relationship between performance and compensation throughout the organization, but especially among executives. The specific criteria applied and the weighing of those criteria are directly tied to the execution of the Company's business plans. The criteria include revenues, earnings per share, and the business strategy of the Company. In addition, the attraction, advancement, and reward of key management are all necessary as a means of addressing shareholder value criteria prior to payment of incentive compensation. The targets established by the Committee for 1998 reflect significant growth over the 1997 performance.

     The components of the Company's executive compensation program include a balanced mix of the following:

     Base Salary - designed to reflect the level of managerial and professional contribution of the position and to attract the caliber of professionals and management required to grow the business.

     Annual Incentive - tied to specific business performance targets. The amount of incentive opportunity and the weighing of the performance criteria vary according to the role and level of the individual. The incentive plan and performance criteria are cascaded down through the entire organization allowing and encouraging all exempt employees to participate in the success of the Company. The executive incentive awards for 1997 reflect the overall contribution for the past several years.

     Stock Options - all issued at current market price, which tie the executives directly to the interest of stockholders and provide the financial motivation for building the long-term value of the Company. Stock options are granted based on the current contributions and the future potential of the individual and, as such, serve as both a reward and retention vehicle. Options are distributed widely to include contributing individuals at other levels, thus creating a broader group of associates with a vested interest in the long-term success of the business. In addition, many executives have personally invested in purchasing a significant amount of the Common Stock further aligning them individually and as a group with other stockholders. In 1997, the Compensation Committee recognized the outstanding contributions of Dr. Cooper and Mr. Short and the importance of their continuing contributions, awarding them options to purchase 90,000 and 60,000 shares of the Common Stock, respectively. Additionally, the Compensation Committee awarded Mr. Ellis options to purchase 50,000 shares of the Common Stock contingent upon Mr. Ellis' purchase of an equal number of shares of the Common Stock.

     Benefits - It is the Company's intent to be consistent with, but not to exceed, the practices of other professional service firms regarding health and welfare benefits.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1997

     In addition to performance categories already mentioned, the Compensation Committee considered the following factors in determining Dr. Cooper's overall compensation: the internationalization of the Company over the past several years and the overall growth in revenue from $24,000,000 in 1993 to $57,000,000 in 1997; the effectiveness in shaping the strategy, culture, discipline, and focus of the management team; anticipation of market trends and adjusting the Company's plans and investments consistent with maximizing long term shareholder value. All of these factors were considered when determining the 1997 incentive.

QUALIFYING EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER RECENTLY AMENDED PROVISIONS OF THE INTERNAL REVENUE CODE

     Recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), provide that publicly held corporations may not generally deduct compensation for its chief executive officer and certain other executive officers to the extent that compensation for the executive exceeds $1,000,000 unless such compensation is "performance based" as defined in the Code. The Compensation and Stock Option Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

COMPENSATION AND STOCK OPTION COMMITTEE:

Stephen A. Greyser, D.B.A.
Derek B. Smith, Ph.D.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock during the period commencing on October 26, 1993, (date of initial offering) and ending December 31, 1997, with (a) the cumulative total return of the Nasdaq Stock Market, and (b) a Peer Group of companies engaged in the market research industry consisting of: Gartner Group, Inc., Information Resources, Inc., M/A/R/C, Inc., Market Facts, Inc., NFO Worldwide, Inc., and Opinion Research Corporation. The comparison assumes $100 was invested on October 26, 1993, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends. The returns of each company in the Peer Group have been weighted according to their market capitalization at the beginning of the period indicated.

     The Peer Group was developed by the Company's management based on its knowledge of the market and competing companies and an analysis of the relatively small group of market research companies whose stock is publicly traded.

              PERFORMANCE GRAPH FOR OPINION RESEARCH CORPORATION

                                     -------------------------------------------------------------------------
                                       10/26/93    12/31/93    12/31/94    12/31/95    12/31/96    12/31/97
                                     -------------------------------------------------------------------------
Opinion Research Corporation             100.0       101.6        63.9        79.4        42.9        73.0

--------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Total                100.0        99.7        97.5       137.8       169.5       208.2
 Return Index
--------------------------------------------------------------------------------------------------------------
Peer Group                               100.0       111.2       208.6       592.1      1016.2       975.7
--------------------------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company (an "outside director"), and who has served as a member of the Board of Directors for three or more years (a "Senior Director"), is entitled to receive $20,000 per annum. All other outside directors are entitled to receive $15,000 per annum. In addition, each outside director is paid $5,000 for chairing a Committee, $1,500 for each Board meeting attended, and $1,250 for each Committee meeting attended. All directors are also entitled to be reimbursed for incidental travel expenses incurred in attending Board and Committee meetings.

     Pursuant to the Plan, each outside director is automatically granted options to acquire the "formula number" of shares of Common Stock. The exercise price for these options is equal to the fair market value of the underlying shares on the date of grant. The options are non-qualified stock options. The outside directors' options become exercisable on the first anniversary of the date of grant provided the outside director is a member of the Board of Directors on that date. The "formula number" for 1997 was 15,000 shares for Senior Directors and 5,000 shares for all other outside directors (see description of 1997 Stock Incentive Plan beginning on p.16).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee or the Stock Option Committee (Principal Officers) are executive officers of the Company.

     None of the executive officers of the Company serve on the Board of Directors of another entity.

     During 1996, the Company made loans to each of the named executives bearing an interest rate of 9.5%. Including accrued interest, the aggregate amount of indebtedness outstanding for each of the named executives in 1997 was: Dr. Cooper - $174,703 and Dr. Heisler - $76,739.

     The Faculty Group, Inc., of which Professor Greyser is a principal, received $30,000 in consulting fees and $2,862 in expense reimbursements during 1997.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of its Board of Directors. The Board of Directors met five times during the fiscal year ended December 31, 1997 and took certain other action by unanimous consent. The Board meets regularly during the fiscal year to review significant developments affecting the Company and act on matters requiring Board approval. Every director attended all of the meetings of the Board of Directors and Committees of the Board on which the director served that were held during the period the person was a director.

     The Board of Directors has established six standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee (Principal Officers), a Stock Option Committee (Non-Principal Officers), and a Strategy Committee.

     The Executive Committee

     The Executive Committee was established to perform such duties as the Board of Directors from time to time may direct and, with certain limitations, will exercise the authority of the full Board between meetings of the full Board.
Dr. Cooper (Chairman) and Mr. Short serve as members of the Executive Committee. The Executive Committee met three times during 1997.

     The Audit Committee

     The Audit Committee is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits and the selection of independent auditors. Mr. Tessler (Chairman) and Professor Greyser serve as members of the Audit Committee. Mr. Tessler replaced Dr. Gordon as Chairman in July 1997. The Audit Committee met twice during 1997.

     The Compensation and Stock Option Committees

     The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. Professor Greyser (Chairman) and Dr. Smith serve as members of the Compensation Committee. The Compensation Committee met four times during 1997.

     The Stock Option Committee (Principal Officers) and the Stock Option Committee (Non-Principal Officers) together serve as the Committee described in the Plan. The Stock Option Committee (Principal Officers) administers the Plan solely with respect to persons who are directors or principal officers as defined in the Plan, and the Stock Option Committee (Non-Principal Officers) administers the Stock Incentive Plan solely with respect to other persons. Dr. Smith (Chairman) and Professor Greyser serve as members of the Stock Option Committee (Principal Officers). The Committee met twice during 1997. Dr. Cooper (Chairman) and Mr. Short serve as members of the Stock Option Committee (Non-Principal Officers). The Committee met twice during 1997.

     The Strategy Committee

     The Strategy Committee is responsible for the long-term strategy and direction of the Company including marketing, positioning, capital funding necessary to implement the strategy, and key management succession to meet the future needs of the Company. Professor Greyser (Chairman), Dr. Cooper, Dr. Gordon, Dr. Smith, Mr. Short and Mr. Tessler serve as members of the Committee. The Committee met twice during 1997.

                DESCRIPTION OF THE OPINION RESEARCH CORPORATION
                           1997 STOCK INCENTIVE PLAN

     On June 17, 1997, the Company's stockholders approved the Plan. The Board of Directors, contingent upon the approval of the Company's stockholders, have amended the Plan by increasing the total number of shares of the Common Stock available for grants under the plan by 250,000 to 1,125,000 and by revising the date of grant of formula options for directors who are not employees from the date of the annual meeting to January 2 of each year.

     The Plan, as amended and restated, is intended to recognize the contributions made to the Company by employees and members of the Board of Directors, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of options to acquire the Common Stock ("Options") and through the receipt of the Common Stock subject to conditions of forfeiture ("Awards"). The amended and restated Plan is intended as an additional incentive to certain directors who are not employees of the Company or its affiliates to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of options to acquire the Common Stock. Options granted under the Plan to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422(b) of the Code, or may be options not intended to be ISOs ("non-qualified stock options"). Options granted to directors who are not employees of the Company will be non-qualified stock options.

     The key provisions of the Plan, as amended and restated, are as follows:

     1. Number of Shares. The aggregate maximum number of shares for which options may be granted under the Plan is 1,125,000 shares of the Common Stock (taking into account all Options and Awards provided for under the Plan), subject to (i) adjustment upon the occurrence of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of the Common Stock on the conversion of other securities of the Company which are convertible into the Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company.

     2. Administration. The Plan will be administered by the Board of Directors, unless the Board of Directors designates a committee or committees composed of two or more of its members to operate and administer the Plan in its stead. If that is done, the Board of Directors may, if it is possible and if the Board of Directors determines that it is necessary or appropriate, designate one committee which consists exclusively of two or more "outside directors" (i.e., directors who qualify as "outside directors" under the rules applicable to the "performance-based" compensation exception to the limitations on deduction of certain compensation in excess of $1 million imposed by Section 162(m) of the Code. Any committee designated by the Board of Directors for this purpose, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee". Options granted under the Plan to members of the Board of Directors who are not employees (the "Non-employee Directors") will be administered by the Board of Directors other than the Non-employee Directors.

     3. Eligibility. All key employees and members of the Board of Directors will be eligible to receive Options and Awards. The Committee determines whether an individual qualifies as a key employee. On April 1, 1998, approximately 254 employees and 4 Non-employee Directors were eligible to participate in the Plan.

     4. Term of Plan. No option may be granted under the Plan after April 16, 2007.

     5. Number of Option Grants. Each grant of an option under the Plan will be set forth in an option document that will specify the number of shares subject to the option. An optionee may receive more than one Option and may be granted options which are ISOs, non-qualified options or a combination. In no event, however, will options to acquire more than 100,000 shares be granted to any individual employee during any one calendar year.

     6. Term of Options. All options, other than options automatically granted to Non-employee Directors, terminate on the earliest of: (a) the expiration of the term specified in the option grant document (which can not be more than ten years from the date of grant), (b) one year after the optionee's employment terminates due to death, (c) a finding by the Committee that the optionee has breached his employment or service contract with the Company or an affiliate, or has been engaged in disloyalty to the Company or its affiliates,
(d) the date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company, or (e) the occurrence of any other event the Committee specifies in the option.

     Notwithstanding the foregoing, the Committee has the discretion to extend the period during which an option may be exercised to a date no later than the option term specified in the option document (with the consent of the optionee if such a change would convert an ISO into a non-qualified stock option). In addition, any specific terms contained in an executive severance agreement or any other agreement between the Company and an optionee which provides for a longer option exercise period than described above will, if approved by the Committee, be given effect under the Plan.

     7. Option Exercise Price. The option exercise price for non-qualified options, other than options automatically granted to Non-employee Directors, may be less than, equal to, or greater than the fair market value of shares subject to the option. In the case of ISOs, the option exercise price will be at least 100% of the fair market value of the shares subject to the option on the date that the option is granted. On April 1, 1998, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $6.1875.

     8. Special ISO Rules for Certain Shareholders. If an ISO is granted to an optionee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the term of the option will not exceed five years and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

     9. Payment. An option holder may pay for shares by such mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, based on the fair market value of such Common Stock at the time of payment.

     10. Option Documents; Restriction on Transferability. All options will be evidenced by a document containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No option granted under the Plan may be transferred, except by will, the laws of descent and distribution or, in the case of a non-qualified stock option, pursuant to a "qualified domestic relations order," within the meaning of the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     11. Provisions Relating to a "Change of Control" of the Company. Notwithstanding any other provision of the Plan, in the event of a "Change of Control" of the Company, all outstanding options held by optionees who are either employees or members of the Board of Directors at the time there is a Change of Control will become automatically fully vested. In addition, the Committee may take whatever action it deems necessary or desirable with respect to outstanding options (other than options granted automatically to Non-employee Directors), including accelerating the expiration of outstanding options (subject to a 30 day notice requirement).

     A "Change of Control" occurs under the Plan if (a) there is an approval of a plan to dissolve or liquidate the Company, (b) there is an approval of an agreement to sell or dispose of substantially all the Company's assets, (c) there is approval of a plan to merge or consolidate the Company with or into another corporation (unless the merger results in the Company's stockholders holding a majority of the stock of the surviving corporation), (d) an entity, person or group (other than the Company or any of its subsidiaries or any employee benefit plan or related trust of the Company or its subsidiaries, or Michael R. Cooper or John F. Short) gains ownership or control over more than 40% of the Company's stock voting power, or (e) members of the Board of Directors are elected such that a majority of the Board of Directors have been members for less than 2 years (unless the nomination for election of each such new member was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who were members of the Board of Directors at the beginning of that two year period).

     12. Provisions Relating to Automatic Grants to Directors. Under the Plan, each Non-employee Director is automatically granted as of January 2 of each year, non-qualified stock options to acquire the "formula number" of shares of the Common Stock on the Non-employee Directors. This grant is made with respect to Non-employee Directors who are then serving as members of the Board of Directors. The "formula number" which determines the number of shares that are subject to each Non-employee Directors automatic option grant is equal to 15,000 with respect to those Non-employee Directors who have served on the Board of Directors three full years or more, and is 5,000 with respect to Non-employee Directors who have served on the Board of Directors for less than three full years. The exercise price for the options automatically granted to Non-employee Directors is the fair market value of the underlying shares as of the date of grant. These options become fully exercisable on the first anniversary of the date of grant, provided the Non-employee Director continues to serve on the Board of Directors as of that date. The options granted automatically to Non-employee Directors have a seven year term, but will terminate one year from the date the Non-employee Director ceases to serve on the Board of Directors for any reason. Options automatically granted to a Non-employee Director that are not exercisable when he or she ceases to serve as a member of the Board of Director will terminate as of the termination of the Non-employee Director's service on the Board of Directors.

     13. Amendments to Option Documents and the Plan. Subject to the provisions of the Plan, the Committee may amend an option document (other than options granted to Non-employee Directors), subject to the consent of the option holder if the amendment is not favorable and is not being made pursuant to provisions of the Plan relating to a "Change of Control" of the Company. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining shareholder approval within twelve months before or after such action, change the class of individuals eligible to receive an option or increase the maximum number of shares as to which options may be granted. In addition, provisions of the Plan relating to the Non-employee Directors that determine (i) which directors will be granted options; (ii) the number of shares subject to such options; (iii) the option exercise price of such options; and (iv) the timing of grants of options may not be amended more than once every six months, other than to comport with changes in the Code or ERISA.

     14. Tax Aspects of the Plan. The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to options granted under the Plan as of the date hereof.

     Taxation of ISOs.  A recipient of an ISO will not recognize regular taxable
     ----------------
income upon either the grant or exercise of the ISO. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such option holder. Currently for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

     As a general rule, if the option holder disposes of the shares acquired through the exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

     The amount by which the fair market value of a share at the time of exercise exceeds the option exercise price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

     Taxation of Non-qualified Stock Options.  A recipient of a non-qualified
     ---------------------------------------
stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option exercise price of the option. The Company will generally be allowed a deduction in the same amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in the share (which ordinarily would be the fair market value of the share on the date the option was exercised).

     Withholding.  Whenever the Company would otherwise transfer a share of
     -----------
Company Common Stock under the terms of the Plan, the Company has the right to require the recipient to make available sufficient funds to satisfy all applicable federal, state and local withholding tax requirements as a condition to the transfer, or to take whatever other action the Company deems necessary with respect to its tax liabilities.

     Deductibility of Executive Compensation Under the Million Dollar Cap
     --------------------------------------------------------------------
Provisions of the Code.  Section 162(m) of the Code sets limits on the
----------------------
deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the "million dollar cap"). The IRS has also issued Treasury Regulations which provide rules for the application of the "million dollar cap" deduction limitations. Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should be treated as "performance-based" compensation that is exempt from the deduction limitations under the million dollar cap provided both the plan under which the option is granted and the option grant itself comply with certain rules. The Plan complies with these applicable rules in form. It is the Company's intention to administer the Plan in accordance with all applicable requirements under the "million dollar cap" rules for performance based compensation plans, including having the Plan administered by a committee of two or more "outside" directors (as that term is used in the applicable IRS regulations). Under these circumstances, a grant of a non-qualified stock option with an exercise price at least equal to the fair market value of the shares subject to that option on the date of grant should, on exercise, result in compensation income that is treated as "performance-based" compensation under the "million dollar cap" rules. It is expected, therefore, that any compensation expense recognized for tax purposes on the exercise of such an option will be exempt from the "million dollar cap".

                             ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect directors to hold office until the Annual Meeting of Stockholders to be held in 2001 and until their respective successors have been duly elected and qualified. Proxies executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of the persons named below. Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. The nominees are currently serving as directors of the Company.

     The following sets forth certain information about each nominee:

     Mr. Tessler, 45, joined the Board of Directors in July 1997. Mr. Tessler is a founding partner of TGV Partners, an investment firm specializing in leveraged acquisitions. Mr. Tessler serves on the Board of Directors of CWT Specialty Stores, Inc., Data Made Accessable, Inc. and was formerly the Chairman of the Board for Empire Kosher Poultry, Inc. Mr. Tessler received an MBA from Fairliegh Dickinson University.

     Dr. Heisler, 51, joined the Company in 1982. Since January 1993, he has been responsible for the Company's Telecommunications and Technology practice. Dr. Heisler received a Ph.D. in Social Psychology from the Illinois Institute of Technology.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 1999:

     Dr. Cooper, 51, joined the Company as its President and Chief Executive Officer in 1989, and after leading a Management Buyout of the Company from Arthur D. Little, was appointed Chairman in 1991. From 1980 through 1989, Dr. Cooper was with The Hay Group, an international consulting firm, where he was appointed a Worldwide Partner in 1982, President of Hay Research for Management in 1984, and President of Hay Strategic Management Associates in 1986. Dr. Cooper received a Ph.D. in Industrial and Organizational Psychology with honors from The Ohio State University.

     Mr. Short, 53, joined the Company and was appointed as its Chief Financial Officer in 1989. Mr. Short was appointed Vice Chairman in 1992. Prior to joining ORC, Mr. Short served as the Chief Financial Officer of Hay Systems, Inc., a wholly owned subsidiary of the Hay Group.

     Professor Greyser, 63, has been a director of the Company since 1993. Professor Greyser is a Professor of Marketing at Harvard Business School, where he has been on the faculty for over 30 years. Professor Greyser also has been associated with the Harvard Business Review since 1961 as an editor, research director, and Editorial Board Secretary and Chairman. Since 1972, Professor Greyser has been a Trustee of The Marketing Science Institute, a non-profit business-supported research center in marketing, and from 1972 through 1980 he served as its Executive Director. From 1985 through 1993, Professor Greyser served on the Board of Directors of the Public Broadcasting Service, where he served as Vice Chairman from 1991 through 1993. Professor Greyser serves on the Board of Directors of Cendant Corporation, Edelman Public Relations Worldwide, and the investment service firm Gruntal & Co. Professor Greyser received an M.B.A. and a D.B.A. from Harvard University.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2000:

     Dr. Fink, 53, joined the Company in 1982. Since 1990, Dr. Fink has held various managerial positions within the Company and is currently responsible for the Company's Corporate Reputation and Branding Practice. Dr. Fink received a Ph.D. in Economics from the Pennsylvania State University.

     Dr. Gordon, 63, became a member of the Board of Directors in March, 1995. He currently serves on the Advisory Board of a consortium of consulting firms. Dr. Gordon is recognized for having developed corporate culture measurement that is now applied in more than 500 corporations. Formerly a Partner of The Hay Group, an international consulting firm, Dr. Gordon has counseled clients in both the public and private sectors. Dr. Gordon has also served as a Professor with the School of Business at Rutgers University. Dr. Gordon received a Ph.D. in Industrial Psychology from Purdue University.

     Dr. Smith, 52, an Executive Director of Dialog plc, became a director of the Company in 1996. Prior to joining Dialog, Dr. Smith held various positions over 16 years within The Economist, the last being The Economist Group President, Asia Pacific. During his tenure with The Economist, Dr. Smith served as a Non-Executive Director of Dialog plc. Dr. Smith received a Ph.D. in Economics from Monesh University in Australia.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL

                        PROPOSAL TO APPROVE AMENDMENT TO
                           1997 STOCK INCENTIVE PLAN

     Subject to the approval by the stockholders, the Board of Directors has amended the Plan, increasing the maximum number of shares for which options may be granted from 875,000 to 1,125,000 and revising the option grant date of formula options for non-employee directors from the date of the annual meeting to January 2. The Plan, as amended, is intended to recognize the contributions made to the Company by employees and members of the Board of Directors, to provide such persons with additional incentive to devote themselves to the future success of the Company, and improve the ability of the Company to attract, retain, and motivate individuals upon whom the company's sustained growth and financial success depend.

The affirmative vote of the holders of a majority of the Common Stock present at the meeting in person or by proxy is required to adopt the amendment to the Plan.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed the firm of Ernst & Young LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company' independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of stockholders.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
               APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                              INDEPENDENT AUDITORS

                                 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1999 must be received by December 28, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to John F. Short, Vice Chairman and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                            SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to John F. Short, Vice Chairman and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                                   APPENDIX
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          OPINION RESEARCH CORPORATION

     The undersigned, a holder of Common Stock of OPINION RESEARCH CORPORATION (the "Company"), hereby constitutes and appoints MICHAEL R. COOPER and JOHN F. SHORT, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 9, 1998 at 10:00 a.m., at 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

   1. [_] FOR the two nominees for director listed below.

      [_] WITHHOLD AUTHORITY to vote for both nominees for director listed below.

      [_] FOR all nominees for director listed below, EXCEPT WITHHOLD
       AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH.

      Nominees: Lenard B. Tessler and James T. Heisler.

   2. To approve the Amendment to the 1997 Stock Incentive Plan.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

   3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

    [_] FOR      [_] AGAINST      [_] ABSTAIN
   4. To vote on such other business as may properly come before the meeting.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

     UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS AS PREVIOUSLY SET FORTH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

           ------------------------------------------------------
                   (Please date and sign on reverse side)

   (Continued from other side)

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF OPINION RESEARCH
   CORPORATION.

   [_] I plan to attend the Annual Meeting


                                       Date: _________________________, 1998


                                       -------------------------------------
                                              Signature of Stockholder


                                       -------------------------------------
                                              Signature of Stockholder

                                       NOTE: Please sign this proxy exactly as
                                       name(s) appear(s) in address. When
                                       signing as attorney-in-fact, executor,
                                       administrator, trustee or guardian,
                                       please add your title as such, and if
                                       signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

    Please sign, date and return in the enclosed postage-prepaid envelope.